As filed with the Securities and Exchange Commission on February 23, 2022

File No. 024-11741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS 103, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

225 Liberty St., 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks 103, LLC

225 Liberty St., 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	87-3679131
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 2 to the offering statement on Form 1-A (the “Form 1-A”) of Masterworks 103, LLC (the “Company”), originally filed on December 6, 2021, and amended by Amendment No. 1 on February 17, 2022 (“Amendment No. 1”), has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, for the sole purpose of filing Exhibit 2.2 hereto, which was omitted in error from Part III in Amendment No. 1 to the Form 1-A. No other changes have been made to the Company’s offering statement on Form 1-A, as amended, including to Part I or Part II of Form 1-A since the filing of Amendment No. 1 to the offering statement on Form 1-A.

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

1.1	Form of Engagement Letter and Agreement Among Co-Managers.*

2.1	Certificate of Formation of Masterworks 103, LLC filed with Delaware Secretary of State on November 17, 2021.*

2.2	Form of Second Amended and Restated Operating Agreement of Masterworks 103, LLC. **

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Form of Administrative Services Agreement. *

6.2	Form of Intercompany Agreement.*

6.3	Form of Art Purchase Agreement of Terms and Conditions of Sale.*

10.1	Power of Attorney.*

11.1	Consent of ANTHONY L.G., PLLC (included in Exhibit 12.1).**

12.1	Opinion of ANTHONY L.G., PLLC.**

13.1	Testing the Waters Materials.*

13.2	Testing the Waters Materials.*

* Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 2 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 23, 2022.

MASTERWORKS 103, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Amendment No. 2 to Form 1-A has been signed by the following persons in the capacities indicated on February 23, 2022.

Name	Title

*	Chief Executive Officer of Masterworks 103, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks 103, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks 103, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks 103, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact